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                                                                    EXHIBIT 23.3

           CONSENT OF RYDER SCOTT COMPANY PETROLEUM CONSULTANTS L.P.

     As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525,
333-07255, 333-30324, 333-46129, 333-30478, 333-52666, 333-52668, 333-67734,
333-67736, and 333-67740), Form S-3 (File Nos. 333-41014, 333-61508, 333-76546
and 333-96863) and Form S-4 (File Nos. 333-99289, 333-102445 and 333-102446) of
Chesapeake Energy Corporation of information from our reserve report dated February 25, 2003 entitled "Chesapeake Energy Corporation--Estimated Future Reserves and Income Attributable to Certain Leasehold Interests (SEC Parameters) as of December 31, 2002" and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on February 26, 2003.


Ryder Scott Company, L.P.
Houston, TX
February 26, 2003